                                    EXHIBIT 4

                             JOINT FILING AGREEMENT

      We, the undersigned, hereby express our agreement that the attached
Schedule 13G (including all amendments thereto) is filed on behalf of each of the undersigned.

                                      BB BIOTECH AG

Date:   May 26, 1998                  By:  /s/ Hans-Joerg Graf
                                          --------------------
                                      Name:  Hans-Joerg Graf
                                             ------------------
                                             Signatory Authority

Date:   May 26, 1998                  By:  /s/ Dr. Victor Bischoff
                                          ------------------------
                                      Name:  Dr. Victor Bischoff
                                             ----------------------
                                             Vice Chairman and Director

                                      BIOTECH TARGET S.A.

Date:   May 26, 1998                  By:  /s/ Dr. Andreas Bremer
                                          -----------------------
                                      Name:  Dr. Andreas Bremer
                                             ----------------------
                                             Signatory Authority

Date:   May 26, 1998                  By:  /s/ Dr. Anders Hove
                                          --------------------
                                      Name:  Dr. Anders Hove
                                             ----------------------
                                             Signatory Authority


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